UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

Alere Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.03	Material Modification to Rights of Security Holders

Refinancing of Secured Credit Facility

On June 18, 2015, Alere Inc. (“Alere”) entered into a secured Credit Agreement with certain lenders, Goldman Sachs Bank USA as B term loan administrative agent, General Electric Capital Corporation as collateral agent and pro rata administrative agent, and certain other agents and arrangers (the “Credit Agreement”), and Alere and certain of its subsidiaries entered into a related Guaranty and Security Agreement with General Electric Capital Corporation as collateral agent (the “Guaranty and Security Agreement”). Certain of the counterparties to the Credit Agreement and the Guaranty and Security Agreement are counterparties to the Existing Credit Agreement (as defined below) and the related guaranty and security agreement.

The Credit Agreement provides for committed term loan facilities totaling $1.7 billion and, subject to Alere’s continued compliance with the Credit Agreement, a $250 million revolving credit facility; the revolving credit facility includes a $50 million sublimit for the issuance of letters of credit. The term loans, all of which were drawn at closing, consist of $650 million of “A” term loans (the “A Term Loans”) and $1.05 billion of “B” term loans (the “B Term Loans,” and together with the A Term Loans, the “Term Loans”). No amount was drawn under the revolving credit facility at closing.

Alere used approximately $1.68 billion of the proceeds of the Term Loans drawn at closing (i) to repay in full all indebtedness outstanding under its Existing Credit Agreement, whereupon such agreement was terminated, and (ii) to pay various fees and expenses associated with the transactions contemplated by the Credit Agreement. Subject to certain limits and restrictions set forth in the Credit Agreement, Alere may use the remaining proceeds of the Term Loans, the proceeds of any revolving credit loans and the proceeds of any incremental term loans (described below) or incremental revolving credit commitments (described below) to finance permitted acquisitions, to finance capital expenditures, to provide working capital and for other general corporate purposes.

Alere must repay the A Term Loans in nineteen consecutive quarterly installments, beginning on September 30, 2015 and continuing through March 31, 2020, in the amount of $8,125,000 each, followed by a final installment on June 18, 2020 in the amount of $495,625,000. Alere must repay the B Term Loans in twenty-seven consecutive quarterly installments beginning on September 30, 2015 and continuing through March 31, 2022, in the amount of $2,625,000 each, followed by a final installment on June 18, 2022 in the amount of $979,125,000. Alere may repay any borrowings under the revolving credit facility at any time (without any premium or penalty), but in no event later than June 18, 2020.

Alere is required to make mandatory prepayments of the Term Loans and mandatory prepayments of any revolving credit loans in various amounts under the Credit Agreement if it has Excess Cash Flow (as defined in the Credit Agreement), if it issues certain types of debt, if it makes certain sales of assets outside the ordinary course of business above certain thresholds or if it suffers certain property loss events above certain thresholds. Alere may make optional prepayments of the Term Loans from time to time without any premium or penalty, subject to a customary 101% “soft call” protection with respect to certain prepayments or a repricing event with respect to the B Term Loans occurring on or before December 18, 2015.

The A Term Loans and any borrowings under the revolving credit facility bear interest at a rate per annum of, at Alere’s option, either (i) the Base Rate, as defined in the Credit Agreement, plus an applicable margin of 2.00%, or (ii) the Eurodollar Rate, as defined in the Credit Agreement, plus an applicable margin of 3.00%. The B Term Loans bear interest at a rate per annum of, at Alere’s option, either (i) the Base Rate, as defined in the Credit Agreement, plus an applicable margin of 2.00% or 2.25% depending on Alere’s consolidated secured net leverage ratio, or (ii) the Eurodollar Rate, as defined in the Credit Agreement, plus an applicable margin of 3.00% or 3.25% depending on Alere’s consolidated secured net leverage ratio. The Eurodollar Rate is subject to a 1.00% floor with respect to B Term Loans based on the Eurodollar Rate. Alere is required to pay a fee on the unused portion of the revolving credit facility at a rate per annum equal to 0.50%.

Subject to Alere’s pro forma compliance with certain financial tests and certain other terms and conditions set forth in the Credit Agreement, Alere may request at any time that the lenders under the Credit Agreement and/or other financial institutions that become lenders thereunder make incremental term loans or provide incremental revolving credit commitments under the Credit Agreement in addition to the committed credit facilities described above. No existing lender under the Credit Agreement is obligated to make any such incremental term loans or provide any such incremental revolving credit commitments. Any incremental term loans may be added to the aggregate outstanding principal amount of the B Term Loans or any tranche of incremental term loans then outstanding or may be incurred as a separate tranche of additional term loans under the Credit Agreement; any incremental revolving credit commitments will be added to the existing revolving credit facility. No such incremental term loans may have a scheduled final maturity date earlier than the scheduled final maturity date of the B Term Loans or a Weighted Average Life to Maturity (as defined in the Credit Agreement) shorter than that of the B Term Loans. If such incremental term loans are added to the aggregate outstanding principal amount of the B Term Loans or any tranche of incremental term loans then outstanding, then such incremental term loans shall have the same Maturity Date (as defined in the Credit Agreement) as the B Term Loans or such tranche of incremental term loans, as the case may be, and will amortize on the same dates as, and proportionately with, the remaining scheduled amortization payments of the B Term Loans or such tranche of incremental term loans, as applicable. If the initial effective applicable margin (including for this purpose any up-front or similar fees or original issue discount, and any interest rate benchmark floors) of any tranche of incremental term loans exceeds the effective applicable margin (including the pricing elements referenced above) payable on the B Term Loans by more than 0.50% per annum, the applicable margin of the B Term Loans will automatically be increased to equal such initial effective applicable margin of the incremental term loans minus 0.50% per annum. Except as provided above or otherwise in the Credit Agreement, before the date on which all B Term Loans or revolving credit commitments have been repaid in full, the terms and conditions of any incremental term loans or any incremental revolving credit commitments will generally be the same as those applicable to the B Term Loans or the revolving credit commitments, as applicable, at such time.

The Credit Agreement includes (i) certain provisions that allow Alere to add one or more new term loan facilities or new revolving credit facilities in order to refinance all or a portion of the Term Loans or revolving credit commitments and (ii) certain “amend and extend” provisions that allow Alere to extend the maturity date of any Term Loans or revolving credit commitments (and make related changes to the terms of the relevant loans), subject in each case to Alere’s obtaining the agreement of the relevant new or existing lenders, as the case may be, and to certain other terms and conditions set forth in the Credit Agreement.

Under the Credit Agreement, Alere must comply with various financial and non-financial covenants. The primary financial covenant under the Credit Agreement consists of a maximum consolidated secured net leverage ratio applicable only to the A Term Loans and the revolving credit loans. The primary non-financial covenants under the Credit Agreement limit Alere’s ability to pay dividends or other distributions on its capital stock, to repurchase its capital stock, to conduct mergers or acquisitions, to sell assets, to make investments and loans, to incur future indebtedness, to place liens on assets, to prepay certain other indebtedness and to alter its capital structure, in each case subject to various exceptions, thresholds and qualifications.

The lenders under the Credit Agreement are entitled to accelerate repayment of the loans and terminate the revolving credit commitments under the Credit Agreement upon the occurrence of any of various events of default, which include, among other events, failure to pay when due any principal, interest, fees or other amounts in respect of the loans (subject to certain grace periods for non-principal amounts), breach of any of Alere’s covenants (subject, in some cases, to certain grace periods) or representations under the loan documents, default under any of Alere’s or its material subsidiaries’ indebtedness agreements above a threshold principal amount, a bankruptcy or insolvency event with respect to Alere or its material subsidiaries, an unsatisfied judgment against Alere or any of its material subsidiaries above a threshold amount, or Alere’s undergoing a change of control (as defined in the Credit Agreement, which includes any “change of control” (including the election of certain directors not approved by Alere’s board of directors), “fundamental change” or “termination of trading” or similar event as defined in any of the respective indentures governing Alere’s 3.0% convertible senior subordinated notes due 2016, 7.250% senior notes due 2018, 6.5% senior subordinated notes due 2020 and 6.375% senior subordinated notes due 2023, or in certain other indebtedness agreements specified in the Credit Agreement).

Borrowings under the Credit Agreement are guaranteed by substantially all of Alere’s United States subsidiaries (other than unrestricted subsidiaries and United States subsidiaries of certain of Alere’s foreign subsidiaries) and are secured by the stock of substantially all of its United States subsidiaries (other than unrestricted subsidiaries and United States subsidiaries of certain of Alere’s foreign subsidiaries), portions of the stock of certain of its foreign subsidiaries, and substantially all of the other property and assets of Alere and its guarantor subsidiaries, in each case subject to various exceptions.

Simultaneously with Alere’s entry into the Credit Agreement on June 18, 2015, it repaid in full all outstanding indebtedness under and terminated its existing Credit Agreement dated as of June 30, 2011 among Alere, as borrower, the lenders and L/C issuers party thereto, General Electric Capital Corporation, as administrative agent, Jefferies Finance LLC, as syndication agent, and Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, DnB Nor Bank ASA and SunTrust Bank, as co-documentation agents, as subsequently amended from time to time (the “Existing Credit Agreement”). The Guaranty and Security Agreement dated as of June 30, 2011 among Alere, as borrower, and each Grantor party thereto and General Electric Capital Corporation, as administrative agent, as amended from time to time, was also terminated. The aggregate outstanding principal amount of the loans repaid by Alere under the Existing Credit Agreement in connection with the termination thereof was approximately $1.65 billion. The material terms and conditions of the terminated agreements were described in Alere’s Annual Report on Form 10-K/A for the year ended December 31, 2014, and such description is incorporated herein by reference.

Copies of the Credit Agreement and the Guaranty and Security Agreement have been filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Refinancing of Senior Subordinated Notes

On June 24, 2015, Alere issued $425 million aggregate principal amount of its 6.375% senior subordinated notes due 2023 (the “Notes”) pursuant to the terms of a purchase agreement (the “Purchase Agreement”) dated June 11, 2015 by and among Alere, the Subsidiary Guarantors (as defined below) and J.P. Morgan Securities LLC, as representative of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”). Alere previously reported its entry into the Purchase Agreement in a Current Report on Form 8-K filed on June 16, 2015.

The Notes bear interest at a rate of 6.375% per year, payable semi-annually on January 1 and July 1 of each year, beginning on January 1, 2016, and will mature on July 1, 2023 unless earlier redeemed. The Notes were offered at an initial offering price of 100%. Alere received net proceeds, after the Initial Purchasers’ discount and estimated offering expenses, of approximately $417.1 million.

Alere intends to use the net proceeds to redeem, effective as of October 1, 2015 (the “Redemption Date”), all of its outstanding $400 million aggregate principal amount of 8.625% senior subordinated notes due 2018 (the “8.625% Notes”) and to pay a portion of related redemption fees, premiums, costs and expenses and accrued interest on such notes. To effect the redemption, on June 24, 2015, Alere issued a Notice of Optional Redemption to the holders of 8.625% Notes that, on the Redemption Date, Alere will redeem the entire principal amount of the 8.625% Notes then outstanding at a redemption price equal to 102.156% of the principal amount of the 8.625% Notes to be redeemed plus accrued and unpaid interest from April 1, 2015 to (but excluding) the Redemption Date, upon the terms set forth in the Notice of Optional Redemption. Alere exercised its right immediately to satisfy and discharge all of its obligations with respect to the 8.625% Notes, subject to settlement of the redemption on the Redemption Date.

The following is a description of the Notes and certain agreements relating thereto.

The Notes were issued under the Indenture dated as of May 12, 2009 (the “Base Indenture”) between Alere, as issuer, and U.S. Bank National Association, as trustee, as amended and supplemented by a Twenty-First Supplemental Indenture dated as of June 24, 2015 by and among Alere, as issuer, the Subsidiary Guarantors, as guarantors, and U.S. Bank National Association, as trustee (the “Twenty-First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes are Alere’s senior subordinated unsecured obligations, are subordinated in right of payment to all of Alere’s existing and future senior debt and are equal in right of payment to all of Alere’s existing and future senior subordinated debt. Alere’s obligations under the Notes and the Indenture are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated unsecured basis by certain of Alere’s domestic subsidiaries as provided in the Indenture (the “Subsidiary Guarantors”). The Subsidiary Guarantors’ obligations under such guarantees are subordinated in right of payment to all of their existing and future senior debt and equal in right of payment to all of their existing and future senior subordinated debt.

Alere may, at its option, redeem the Notes, in whole or part, at any time (which may be more than once) on or after July 1, 2018 by paying the principal amount of the Notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 4.781% during the twelve months on and after July 1, 2018 to 3.188% during the twelve months on and after July 1, 2019 to 1.594% during the twelve months on and after July 1, 2020 to zero on and after July 1, 2021.

Alere may, at its option, at any time (which may be more than once) before July 1, 2018, redeem up to 35% of the aggregate principal amount of the Notes with money that it raises in certain qualifying equity offerings, so long as:

•	Alere pays 106.375% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;
•	Alere redeems the Notes within 90 days of completing such equity offering; and
•	at least 65% of the aggregate principal amount of the Notes remains outstanding afterwards.

Alere may, at its option, at any time (which may be more than once) before July 1, 2018, redeem some or all of the Notes by paying the principal amount of the Notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.

If a change of control occurs, subject to specified conditions, Alere must give holders of the Notes an opportunity to sell the Notes to it at a purchase price of 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.

If Alere or its restricted subsidiaries engage in asset sales, they generally must either invest the net cash proceeds from such sales in their businesses within a specified period of time, repay senior indebtedness or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest.

The Indenture provides that Alere and its restricted subsidiaries must comply with various customary covenants. The covenants under the Indenture limit, among other things, the ability of Alere and its restricted subsidiaries to:

•	incur additional debt;
•	pay dividends on their capital stock or redeem, repurchase or retire their capital stock or subordinated debt;
•	make certain investments;
•	create liens on their assets;
•	transfer or sell assets;
•	engage in transactions with their affiliates;
•	create restrictions on the ability of their restricted subsidiaries to pay dividends or make loans, asset transfers or other payments to Alere and its restricted subsidiaries;
•	engage in any business, other than their existing businesses and related businesses;
•	enter into sale and leaseback transactions;
•	incur layered indebtedness; and
•	consolidate, merge or transfer all or substantially all of the assets of Alere or Alere and its restricted subsidiaries (taken as a whole).

These covenants are subject to important exceptions and qualifications, which are set forth in the Indenture. At any time that the Notes are rated investment-grade, and subject to certain conditions, certain covenants will be suspended with respect to the Notes. Repayment of the Notes may be accelerated upon the occurrence of customary events of default, certain of which are subject to grace periods, including failure to pay when due principal or interest in respect of the Notes, breach of specified covenants, a payment default under, or acceleration of, certain indebtedness of Alere or its restricted subsidiaries, certain judgments against Alere or its restricted subsidiaries, and certain bankruptcy events with respect to Alere or any of its significant subsidiaries.

Copies of the Twenty-First Supplemental Indenture and the form of Note are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

On June 24, 2015, Alere issued a press release announcing the completion of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Twenty-First Supplemental Indenture, dated as of June 24, 2015, by and among Alere, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 6.375% Senior Subordinated Notes due 2023 (included in Exhibit 4.1)

10.1	Credit Agreement dated as of June 18, 2015 among Alere Inc., as Borrower, the Lenders and L/C Issuers party thereto, Goldman Sachs Bank USA, as B Term Loan Administrative Agent, General Electric Capital Corporation, as Collateral Agent, Pro Rata Administrative Agent and Syndication Agent, Citizens Bank, N.A. and DNB Bank ASA, New York Branch, as Co-Documentation Agents, and Goldman Sachs Bank USA, GE Capital Markets, Inc., J.P. Morgan Securities LLC, DNB Markets, Inc., RBC Capital Markets, HSBC Securities (USA) Inc. and Citizens Bank, N.A., as Joint Lead Arrangers and Bookrunners

10.2	Guaranty and Security Agreement dated as of June 18, 2015 among Alere Inc., as Borrower, each other Grantor party thereto and General Electric Capital Corporation, as Collateral Agent

99.1	Press release dated as of June 24, 2015 entitled “Alere Inc. Announces Completion of Offering of $425 Million of Senior Subordinated Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

By:	/s/ Jay McNamara
Jay McNamara Senior Counsel – Corporate & Finance

Dated: June 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Twenty-First Supplemental Indenture, dated as of June 24, 2015, by and among Alere, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 6.375% Senior Subordinated Notes due 2023 (included in Exhibit 4.1)

10.1	Credit Agreement dated as of June 18, 2015 among Alere Inc., as Borrower, the Lenders and L/C Issuers party thereto, Goldman Sachs Bank USA, as B Term Loan Administrative Agent, General Electric Capital Corporation, as Collateral Agent, Pro Rata Administrative Agent and Syndication Agent, Citizens Bank, N.A. and DNB Bank ASA, New York Branch, as Co-Documentation Agents, and Goldman Sachs Bank USA, GE Capital Markets, Inc., J.P. Morgan Securities LLC, DNB Markets, Inc., RBC Capital Markets, HSBC Securities (USA) Inc. and Citizens Bank, N.A., as Joint Lead Arrangers and Bookrunners

10.2	Guaranty and Security Agreement dated as of June 18, 2015 among Alere Inc., as Borrower, each other Grantor party thereto and General Electric Capital Corporation, as Collateral Agent

99.1	Press release dated as of June 24, 2015 entitled “Alere Inc. Announces Completion of Offering of $425 Million of Senior Subordinated Notes”